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                                                                     Exhibit 5.1


                          REED SMITH SHAW & MCCLAY LLP

                               1301 K Street, N.W.
                             Suite 1100 - East Tower
                           Washington, D.C. 20005-3317
                               Phone: 202-414-9200
                                Fax: 202-414-9299





                                           April 30, 1999


Phoenix Healthcare Corporation
4514 Travis Street, Suite 330
Dallas, Texas     75205


                  Re: Registration Statement on Form S-8 for Stock to be Issued Under the Phoenix Healthcare Corporation 1999 Stock Option Plan, Stock Purchase Plan and Share Award Plan, and Pursuant to Certain Employment Agreements (the "Plans")

Gentlemen:

                  We have acted as counsel to Phoenix Healthcare Corporation (the "Company") in connection with the above-captioned Registration Statement relating to 14,400,000 shares of the Common Stock, par value $.001, of the Company (the "Shares") which may be offered or sold to certain employees, directors and consultants of the Company and its affiliates under the Plans. The Plans provide that either unissued or reacquired Shares, or any combination thereof, may be awarded under the Plans. In rendering our opinion below, we have assumed that any previously issued Shares reacquired by the Company and used under the Plans were duly authorized, validly issued and fully paid at the time of their original issuance.

                  In connection with this opinion, we have examined such records of the Company and other documents as we have determined relevant and necessary as the basis for the opinion set forth below. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such copies.

                  Based upon the foregoing and upon an examination of such other documents, corporate proceedings, statutes, decisions and questions of law as we considered necessary in order to enable us to furnish this opinion, and subject to the assumption set forth above, we are pleased to advise you that in our opinion:

                  (a) The Company has been duly formed and is a validly existing corporation under the laws of the State of Delaware; and

                  (b) The Shares being registered and which may be offered or sold by the Company pursuant to the provisions of the Plans have been duly authorized, and upon such sale in accordance with the provisions of the Plans such Shares will be validly issued, fully paid and nonassessable.


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REED SMITH SHAW & MCCLAY LLP




Phoenix Healthcare Corporation
April 30, 1999
Page 2


                  We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and to the use of our name in the Prospectus under the caption "Legal Opinion".



                                                   Very truly yours,


                                                   Reed Smith Shaw & McClay LLP